UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 15, 2012
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders

(a)	The Company's Annual Meeting of Stockholders was held on May 15, 2012.

(b)	At the Annual Meeting, all 10 directors were elected for one-year terms expiring on the date of the Annual Meeting in 2013. The results of the voting in the election of directors were as follows:

Proposal 1.	Election of nominees for the Board of Directors:

Board Nominees	For	Against	Abstain	Broker Non Votes
William S. Ayer	59,259,458	182,111	21,592	4,649,174
Patricia M. Bedient	59,396,814	42,234	24,113	4,649,174
Marion C. Blakey	59,393,833	45,410	23,918	4,649,174
Phyllis J. Campbell	59,330,981	108,114	24,066	4,649,174
Jessie J. Knight, Jr.*	59,394,317	45,159	23,657	4,649,174
R. Marc Langland	57,707,511	1,724,109	31,541	4,649,174
Dennis F. Madsen	57,935,606	1,503,017	24,538	4,649,174
Byron I. Mallott	59,176,944	261,879	24,338	4,649,174
J. Kenneth Thompson	57,194,046	2,244,398	24,717	4,649,174
Bradley D. Tilden	59,304,032	137,495	21,634	4,649,174
 * A shareholder proxy card for 28 shares reflected a vote FOR, AGAINST and ABSTAIN for the nominee. When we cannot determine the shareholder's voting intention on a director nominee or a proposal, the shares for the director or proposal cannot be voted and are classified as "Uncast".

The results of voting on Proposals 2 through 4 were as follows:

Proposal 2.	A board proposal seeking ratification of the appointment of KPMG LLP as the Company's independent accountants for fiscal year 2012:

Number of Votes
For	63,713,553
Against	349,822
Abstain	48,960

Proposal 3.	A board proposal seeking an advisory vote to approve the compensation of the Company's Named Executive Officers:

Number of Votes
For	57,578,747
Against	1,849,544
Abstain	34,870
Broker Non-votes	4,649,174

Proposal 4.	A stockholder proposal regarding retention of company stock by executives.

Number of Votes
For	19,849,365
Against	39,480,134
Abstain	133,662
Broker Non-votes	4,649,174

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: May 18, 2012

/s/ Keith Loveless
Keith Loveless
Vice President/Legal & Corporate Affairs, General Counsel and Corporate Secretary